UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

ALMOST FAMILY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

 (502) 891-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Almost Family, Inc. (the “Company”) held on May 9, 2011, the stockholders elected each of the Company’s nominees for director to serve for terms of one year and until their successors are elected and qualified.  Stockholders also (i) ratified the appointment of independent auditors, Ernst & Young LLP, for the year ended December 31, 2011, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement and (iii) recommended, on an advisory basis, to hold an advisory vote on executive compensation every year.

The following table shows the final voting results for the Annual Meeting of Stockholders:

Proposals and Vote Tabulations

Proposal 1: Election of Directors to hold office for a one-year term expiring at the annual meeting in 2012:

Director	Votes Received	Votes Withheld

William B. Yarmuth	5,952,912	77,215
Steven B. Bing	5,880,322	149,805
Donald G. McClinton	5,883,104	147,023
Tyree G. Wilburn	5,882,896	147,231
Jonathan D. Goldberg	5,641,722	388,405
W. Earl Reed, III	5,888,818	141,309
Henry M. Altman, Jr.	5,902,969	127,158

There were 2,189,645 broker non-votes for each director nominee.

Proposal 2: The ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011.

For:	8,115,021
Against:	92,920
Abstained:	11,831
Broker Non-Votes:	0

Proposal 3: The advisory vote to approve executive compensation.

For:	5,830,042
Against:	158,886
Abstained:	41,199
Broker Non-Votes:	2,189,645

Proposal 4: The advisory vote on the frequency of future advisory votes to approve executive compensation.

One Year:	4,190,098
Two Years:	1,186,922
Three Years:	637,719
Abstained:	15,388
Broker Non-Votes:	2,189,645

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALMOST FAMILY, INC.

Date: May 10, 2011	By:	/s/ C. Steven Guenthner
C. Steven Guenthner
Chief Financial Officer